SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 26, 2012

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

(a)
The information, including Exhibits attached hereto, in this Current Report is being furnished and shall not be deemed "filed" for the  purposes of Section 18 of the Securities and Exchange Act of 1934, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

(b)
On April 26, 2012, PAR Technology Corporation issued a press release announcing its results of operation for the quarterly period ending March 31, 2012.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

99.1	Press Release dated April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: April 26, 2012	/s/Ronald J. Casciano
Ronald J. Casciano
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 26, 2012.

Exhibit 99.1	Press Release dated April 26, 2012.

FOR RELEASE:	NEW HARTFORD, NY, April 26, 2012
CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2012 FIRST QUARTER RESULTS FROM CONTINUING OPERATIONS

New Hartford, NY- April 26, 2012 -- PAR Technology Corporation (NYSE: PAR) today announced results from continuing operations for the first quarter ended March 31, 2012.  The Company reported revenues of $55.6 million and net earnings of $1.0 million, or $0.07 per diluted share.  This compares with the prior year’s first quarter results from continuing operations of $54.2 million of revenues and net earnings of $741,000, or $0.05 per diluted share.

“We are pleased with our financial performance in the first quarter.  With the successful divestiture of the LMS business, we are now focused on our two core businesses," commented Paul B. Domorski, Chairman and Chief Executive Officer.  “While our first quarter consolidated performance was in line with our expectations, it does not reflect what we believe the organization is capable of generating.  Our intent is to transition our businesses over time to a recurring revenue model, largely based on software-as-a-service and high value-add service contracts, in no small part enabled by our superior hardware.  We are beginning to see encouraging results.”

Describing the performance of the Hospitality segment, Mr. Domorski stated, “Quarterly revenue in Hospitality declined 4.8% year over year and 11.2% sequentially, however, despite the completion last year of our largest customer rollout in our history, we maintained profitability in the segment for the first quarter.  Highlights within the segment included a major deployment of our new cloud-based EverServ® SureCheck™ temperature monitoring solution with a major retailer.  This sale confirms the compelling value proposition of SureCheck, although future revenue from other SureCheck deployments likely will be more representative of the software-as-a-service model we are utilizing, as the magnitude of the revenue recognized during the quarter reflects the scale of this particular deployment.  Another software-as-a-service initiative, ATRIO®, which is our cloud-based property management solution for hotels, was formally deployed with a launch partner during the first quarter.  ATRIO has received considerable recognition, from industry analysts, trade journals, and potential customers, all acknowledging the platform’s significant innovations.  While still early in its rollout, ATRIO’s initial market traction has exceeded our expectations.”

Mr. Domorski, describing the performance of the Government segment, continued, “Our Government business showed steady profitability for the first quarter year over year.  Quarterly revenues in our Government segment rose 19.2% year over year, but was essentially unchanged sequentially, reflecting the impact of the large U.S. Army contract awarded early in the fourth quarter of 2011.  A highlight during the quarter was our announcement that the world leader in geographic information system software had chosen our GV Video Framework (Gv2F™) to support the introduction of full motion video capabilities into that company’s latest product release.  We see this as confirmation of our effort to create recurring revenue streams from our significant technical expertise in highly sophisticated areas such as geospatial technology.”

Mr. Domorski concluded, “Our newest product initiatives are being well received in their respective markets, and we are enthusiastic they will be meaningful contributors to our future.”

Certain information in this release or statements made by representatives of PAR Technology from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR has two operating segments:

•
PAR’s Hospitality Technology segment has been a leading provider of restaurant, hotel and retail technology for more than 30 years and offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR also offers a range of products targeted at food safety applications.  For the hotel and resort market, PAR markets hotel management software systems that provide a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  PAR provides the spa industry a leading management application that is specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies.

•
PAR’s Government segment is comprised of PAR Government Systems Corporation, which develops and delivers geospatial and full motion video solutions to our customers that include federal/state governments and industry, and Rome Research Corporation, which is a leading provider of communications and information technology support services to the United States Department of Defense.

Visit www.partech.com for more information.

There will be a conference call at 10:00 a.m. eastern time on Thursday, April 26, 2012, during which the Company’s management will discuss the financial results for the first quarter.  If you would like to participate in this conference call please call 1-866-770-7125 approximately 10 minutes before the call is scheduled to begin and use the PAR pass code 19519362.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the Internet.  Individual Investors can listen to the call by visiting PAR’s website at www.partech.com, and through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network.  Institutional investors can access the call via CCBN’s password-protected site, StreetEvents (www.streetevents.com).  In case you are unable to participate in the conference call, an automatic replay will be available on the World Wide Web via www.companyboardroom.com until May 3, 2012, or by dialing 1-888-286-8010 and using the pass code 15864590 until May 3, 2012.

PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
 (in thousands, except share amounts)
(Unaudited)

	March 31, 2012	December 31, 2011
Assets Current assets:
Cash and cash equivalents	$14,708	$7,742
Accounts receivable-net	27,274	30,680
Inventories-net	25,925	25,260
Deferred income taxes	8,897	10,240
Other current assets	3,125	3,088
Investments	1,744	─
Total current assets	81,673	77,010
Property, plant and equipment - net	5,453	5,259
Deferred income taxes	5,528	5,605
Goodwill	6,852	6,852
Intangible assets - net	16,048	15,888
Other assets	2,338	2,147
Escrow receivable	1,490	─
Assets of discontinued operations	─	3,182
Total Assets	$119,382	$115,943
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$1,045	$1,494
Accounts payable	16,517	15,773
Accrued salaries and benefits	6,217	7,002
Accrued expenses	2,017	2,609
Customer deposits	651	1,137
Deferred service revenue	12,933	10,412
Income taxes payable	140	138
Total current liabilities	39,520	38,565
Long-term debt	1,211	1,249
Other long-term liabilities	3,093	2,837
Liabilities of discontinued operations	389	925
Shareholders’ Equity:
Preferred stock, $.02 par value,
1,000,000 shares authorized	─	─
Common stock, $.02 par value,
29,000,000 shares authorized;
16,917,368 and 16,863,868 shares issued;
15,210,084 and 15,156,584 outstanding	338	337
Capital in excess of par value	43,176	42,990
Retained earnings	37,538	35,073
Accumulated other comprehensive loss	(51)	(201)
Treasury stock, at cost, 1,707,284 and 1,707,284 shares	(5,832)	(5,832)
Total shareholders’ equity	75,169	72,367
Total Liabilities and Shareholders’ Equity	$119,382	$115,943

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(Unaudited)

	For the three months
	ended March 31,
	2012	2011
Net revenues:
Product	$20,170	$21,710
Service	15,379	15,644
Contract	20,044	16,822
	55,593	54,176
Costs of sales:
Product	10,977	13,171
Service	10,565	10,707
Contract	18,983	15,809
	40,525	39,687
Gross margin	15,068	14,489
Operating expenses:
Selling, general and administrative	10,143	9,338
Research and development	3,549	3,743
Amortization of identifiable intangible assets	153	205
	13,845	13,286

Operating income from continuing operations	1,223	1,203
Other income, net	573	28
Interest expense	(21)	(48)

Income from continuing operations before provision for income taxes	1,775	1,183
Provision for income taxes	(740)	(442)
Income from continuing operations	1,035	741
Discontinued operations
Income (loss) on discontinued operations (net of tax)	1,430	(337)
Net income	$2,465	$404
Basic:
Income from continuing operations	.07	.05
Income (loss) from discontinued operations	.09	(.02)
Net income	$.16	$.03
Diluted:
Income from continuing operations	.07	.05
Income (loss) from discontinued operations	.09	(.02)
Net income	$.16	$.03
Weighted average shares outstanding
Basic	15,083	14,924
Diluted	15,162	15,058